UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EQT GP Holdings, LP

(Exact name of registrant as specified in its charter)

Delaware	30-0855134
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-202053

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the Common Units representing limited partner interests in EQT GP Holdings, LP (the Registrant) is set forth under the captions “Prospectus Summary”, “Our Cash Distribution Policy and Restrictions on Distributions”, “Description of the Common Units”, “The Partnership Agreement of EQT GP Holdings, LP”, “Units Eligible For Future Sale” and “Material Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-202053), initially filed with the Securities and Exchange Commission on February 12, 2015 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description of Exhibit

1

Registrant’s Registration Statement on Form S-1 (Registration No. 333-202053), as filed with the Securities and Exchange Commission on February 12, 2015 and as subsequently amended (the Form S-1 Registration Statement) —incorporated herein by reference.

2	Certificate of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant—incorporated herein by reference to Appendix A to the Form S-1 Registration Statement.

4

Specimen Unit Certificate for the Common Units—incorporated herein by reference to Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the Form S-1 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 6, 2015	EQT GP HOLDINGS, LP

	By:	EQT GP Services, LLC,
its general partner

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

1

Registrant’s Registration Statement on Form S-1 (Registration No. 333- 202053), as filed with the Securities and Exchange Commission on February 12, 2015 and as subsequently amended (the Form S-1 Registration Statement) —incorporated herein by reference.

2	Certificate of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant—incorporated herein by reference to Appendix A to the Form S-1 Registration Statement.

4

Specimen Unit Certificate for the Common Units—incorporated herein by reference to Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the Form S-1 Registration Statement.